Exhibit 5

          Skadden, Arps, Slate Meagher & Flom
          919 Third Avenue
          New York, New York  10022

                                             July 25, 1996

          MovieFone, Inc.
          Four World Trade Center
          New York, New York 10048

                    Re:  Registration Statement on Form S-8

          Ladies and Gentlemen:

                    We have acted as special counsel to MovieFone, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 filed with the SEC on July 25, 1996 (the "Registration Statement"), relating to the issuance and sale of up to 900,000 shares (the "Shares") of the Class A common stock, par value $0.01 per share (the "Common Stock"), of the Company issuable upon exercise of options that have been or may be granted under the Company's 1994 Stock Option Plan (the "Stock Option Plan").

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

                    We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Stock Option Plan (including Amendment No. 1 thereto, which became effective on October 12, 1995), (c) a specimen certificate evidencing the Common Stock, (d) the Certificate of Incorporation of the Company, as amended to date, (e) the By-Laws of the Company, as amended to date, (f) certain resolutions of the Board of Directors of the Company relating to, among other things, the Stock Option Plan and (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others. In rendering the opinion set forth below, we have assumed that (i) the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us and (ii) prior to the issuance of any Shares, the Company and the relevant optionee will have duly entered into stock option agreements ("Option Agreements") in accordance with the terms of the Stock Option Plan.

                    Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Option Agreements, will be validly issued, fully paid and nonassessable.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate,
                                       Meagher & Flom